Exhibit 6.95

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE MAY BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $377,633.00	Issue Date: May 15, 2020
Maturity Date: May 15, 2021

For good and valuable consideration, Principal Solar, Inc., a Delaware corporation (“Maker”), hereby makes and delivers this Promissory Note (this “Note”) in favor of GPL Ventures LLC, or its assigns (“Holder”), and hereby agrees as follows:

ARTICLE I.

PRINCIPAL AND INTEREST

Section 1.1 For value received, Maker promises to pay to Holder at such place as Holder or its assigns may designate in writing, in currently available funds of the United States, the Principal Amount of Three Hundred Seventy Seven Thousand Six Hundred Thirty Three Dollars. Maker’s obligation under this Note shall accrue interest at the rate of ten percent (10%) per annum from the date hereof until paid in full. Interest shall be computed on the basis of a 365-day year or 366-day year, as applicable, and actual days lapsed. Accrual of interest shall commence on the first business day to occur after the Issue Date and continue until payment in full of the Principal Amount has been made or duly provided for.

Section 1.2

a.       All payments shall be applied first to interest, then to principal and shall be credited to the Maker's account on the date that such payment is physically received by the Holder.

b.       All principal and accrued interest then outstanding shall be due and payable by the Maker to the Holder on or before May 15, 2021 (the “Maturity Date”).

c.       Maker shall have no right to prepay all or any part of the principal under this Note.

d.       This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Maker and will not impose personal liability upon the holder thereof.

Section 1.3 This Note is issued in exchange solely for Holder’s surrender of the Convertible Notes previously issued by Maker, and subsequently acquired by Holder, as specifically listed on Schedule A hereto, each of which represents amounts due and owing by Maker to the original holder thereof as of at least twelve months prior to the date of this Note, and for no other consideration from Holder. All obligations of Maker to Holder, as represented in the Convertible Notes listed in Schedule A hereto, are replaced and superseded in their entirety by the terms of this Note.

Section 1.4. The Principal Amount of this Note shall be prorated based on the amount of Convertible Notes previously issued by Maker, as specifically listed in Schedule A hereto, that have actually been purchased by Holder, such that the Maker shall only be required to repay that prorated portion of the Principal Amount pursuant to the terms and conditions of this Note.

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ARTICLE II.

CONVERSION RIGHTS; CONVERSION PRICE

Section 2.1 Conversion. The Holder or its assigns shall have the right, from time to time, commencing on the Issuance Date of this Note, to convert any part of the outstanding interest or Principal Amount of this Note into fully paid and non-assessable shares of Common Stock of the Maker (the “Notice Shares”) at the Conversion Price determined as provided herein. Promptly after delivery to Maker of a Notice of Conversion of Convertible Note in the form attached hereto as Exhibit 1, or any other form provided by the Holder, properly completed and duly executed by the Holder or its assigns (a “Conversion Notice”), the Maker shall issue and deliver to or upon the order of the Holder that number of shares of Common Stock for the that portion of this Note to be converted as shall be determined in accordance herewith.

No fraction of a share or scrip representing a fraction of a share will be issued on conversion of the Note, but the number of shares issuable shall be rounded to the nearest whole share. The date on which Notice of Conversion is given (the “Conversion Date”) shall be deemed to be the date on which the Holder faxes, mails or emails the Notice of Conversion duly executed to the Maker. Certificates representing Common Stock upon conversion will be delivered to the Holder within two (2) trading days from the date the Notice of Conversion is delivered to the Maker. Delivery of shares upon conversion shall be made to the address specified by the Holder or its assigns in the Notice of Conversion.

Section 2.2. Conversion Price. Upon any conversion of this Note, the Conversion Price shall be equal to the lesser of a) $0.01 or b) Fifty Percent (50%) (“Conversion Price Discount”) of the lowest Trading Price (as defined below) during the Valuation Period (defined below), and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice (“Notice Shares”) will be equal to the Conversion Amount divided by the Conversion Price.

On the date that a Conversion Notice is delivered to Holder, the Company shall deliver an estimated number of shares (“Estimated Shares”) to Holder’s brokerage account equal to the Conversion Amount divided by the product of the Conversion Price Discount and (ii) the lowest Trading Price in the twenty trading days prior to the day the Holder requests conversion.

The “Valuation Period” shall mean twenty (20) Trading Days, commencing on the first Trading Day following delivery and clearing of the Notice Shares in Holder’s brokerage account, as reported by Holder (“Valuation Start Date”). If at any time, one or multiple times, during the Valuation Period the sum of Estimated Shares and Additional Shares already delivered to Holder is less than the Notice Shares, the company must immediately deliver enough shares equal to the difference (“Additional Shares”). A Conversion Amount will not be considered fully converted until the end of the Valuation Period for that Conversion Amount, as decreases in the Conversion Price would require the issuance of more Additional Shares, and thereby the issuance of more Notice Shares.

“Trading Price” means, for any security as of any date, any trading price on the OTC Bulletin Board, or other applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. “Trading Day” shall mean any business day on which the Common Stock is tradable for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. The Conversion Price Discount is adjustable for the following conditions:(i) the Maker experiences DTC “Chill” on its shares, (ii) the Maker’s stock is NOT DWAC/FAST eligible, (iii) if the Maker is not an SEC Reporting Issuer, or (iv) the Maker has a “Yield” or “Stop” Sign on OTC Markets at the time the Holder elects to convert the Note (collectively, the “Conditions”). If any of these Conditions are present, the Conversion Price Discount shall have 7 percentage points subtracted from it for each Condition.

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Section 2.3. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Maker shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Maker is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Maker), redeem or repurchase more than a de minimis number of shares of Common Stock or other equity securities of Maker, or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Maker, then Holder shall have the right thereafter to receive, upon conversion of this Note, the number of shares of common stock of the successor or acquiring corporation or of the Maker, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock into which this Note is convertible immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Maker) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Note to be performed and observed by the Maker and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Maker) in order to provide for adjustments of the number of shares of common stock into which this Note is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 2.3(a). For purposes of this Section 2.3(a), “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 2.3(a) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

Section 2.4. Restrictions on Securities. This Note has been issued by the Maker pursuant to the exemption from registration under the Securities Act of 1933, as amended (the “Act”). None of this Note or the shares of Common Stock issuable upon conversion of this Note may be offered, sold or otherwise transferred unless (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Maker shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably acceptable to Maker) to the effect that such sale or transfer is exempt from the registration requirements of the Act. Each certificate for shares of Common Stock issuable upon conversion of this Note that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the applicable legend, shall bear a legend substantially in the following form, as appropriate:

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEYMAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNER THE ACT.

Upon the request of a Holder of a certificate representing any shares of Common Stock issuable upon conversion of this Note, the Maker shall remove the foregoing legend from the certificate or issue to such Holder a new certificate free of any transfer legend, if (a) with such request, the Maker shall have received an opinion of counsel, reasonably satisfactory to the Maker in form, substance and scope, to the effect that any such legend may be removed from such certificate or (b) a registration statement under the Act covering such securities is currently in effect.

Section 2.5. Reservation of Common Stock.

(a)       The Maker covenants that during the period the Note is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock of the Maker upon the Conversion of the Note. The Maker shall continuously monitor its compliance with the share reservation requirements and, if and to the extent necessary to increase the number of reserved shares to remain and be in compliance with such reservation requirements and immediately notify the Transfer Agent in writing of the reservation of such additional shares.

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The Maker further covenants that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock of the Maker issuable upon the conversion of this Note. The Maker will take all such reasonable action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the OTC Bulletin Board (or such other principal market upon which the Common Stock of the Maker may be listed or quoted).

(b)       The Maker shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Maker will (a) not increase the par value of any shares of Common Stock issuable upon the conversion of this Note above the amount payable therefor upon such conversion immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Maker may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Maker to perform its obligations under this Note.

(c)       Upon the request of Holder, the Maker will at any time during the period this Note is outstanding acknowledge in writing, in a form reasonably satisfactory to Holder, the continuing validity of this Note and the obligations of the Maker hereunder.

(d)      Before taking any action which would cause an adjustment reducing the current Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Maker shall take any corporate action which may be necessary in order that the Maker may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Conversion Price.

(e)      Before taking any action which would result in an adjustment in the number of shares of Common Stock into which this Note is convertible or in the Conversion Price, the Maker shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(f)      If at any time the Maker does not have a sufficient number of authorized and available shares of Common Stock for issuance upon conversion of the Note, then the Maker shall call and hold a special meeting of its stockholders within forty-five (45) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

Section 2.6. Maximum Conversion.

The Holder shall not be entitled to convert on a Conversion Date that amount of the Notes in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on Conversation Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Notes with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its Affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

Section 2.7 Failure to Deliver Notice Shares. If, in the case of any Notice of Conversion, such Notice Shares are not delivered to or as directed by the Holder by the Share Delivery Date, the Holder shall be entitled to rescind such Conversion, in which event the Maker shall promptly return to the Holder any original Note delivered to the Maker.

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ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Section 3.1. The Holder represents and warrants to the Maker:

(a)      The Holder of this Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note or the Common Stock issuable upon conversion thereof except under circumstances that will not result in a violation of the Act or any application state securities laws or similar laws relating to the sale of securities;

(b)      That Holder understands that none of this Note or the Common Stock issuable upon conversion hereof have been registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemptions from the registration provisions of the Act and any continued reliance on such exemption is predicated on the representations of the Holder set forth herein;

(c)      Holder (i) has adequate means of providing for its current needs and possible contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in this Note for an indefinite period, (iv) at the present time, can afford a complete loss of such investment, and (v) does not have an overall commitment to investments which are not readily marketable that is disproportionate to Holder’s net worth, and Holder’s investment in this Note will not cause such overall commitment to become excessive;

(d)      Holder is an “accredited investor” (as defined in Rule 501 of Regulation D promulgated under the Act) and the Holder’s total investment in this Note does not exceed 10% of the Holder’s net worth; and

(e)      Holder recognizes that an investment in the Maker involves significant risks and only investors who can afford the loss of their entire investment should consider investing in the Maker and this Note.

(f)      Holder acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning its investment. Holder further represents that it has had an opportunity to ask questions and receive answers from the Maker regarding the terms and conditions governing the Note and the Common Stock issuable upon conversion thereof. Each Holder understands that no federal or state agency has passed upon the merits or risks of an investment in the Note or Common Stock issuable upon conversion thereof or made any finding or determination concerning the fairness or advisability of this investment.

(g)      Holder agrees to furnish any additional information requested by the Maker to assure compliance with applicable U.S. federal and state securities laws in connection with this Note.

Section 3.2 The Maker represents and warrants to Holder:

(a)      Organization and Qualification. The Maker and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Maker and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Maker or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Maker owns, directly or indirectly, any equity or other ownership interest.

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(b)      Authorization; Enforcement. (i) The Maker has all requisite corporate power and authority to enter into and perform this Note and to consummate the transactions contemplated hereby and thereby and to issue the Common Stock, in accordance with the terms hereof; (ii) the execution and delivery of this Note by the Maker and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Note and the issuance and reservation for issuance of the Common Stock issuable upon conversion or exercise hereof) have been duly authorized by the Maker’s Board of Directors and no further consent, approval, action or authorization of the Maker, its Board of Directors, or its shareholders is required; (iii) this Note has been duly executed and delivered by the Maker by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Note and the other documents executed in connection herewith and bind the Maker accordingly; (iv) this Note constitutes, a legal, valid and binding obligation of the Maker enforceable against the Maker in accordance with its terms and (v) none of the execution or delivery by Maker of this Note, the fulfillment of the terms hereof by Maker or the consummation by Maker of the transactions contemplated hereby have resulted or will result, in a breach of any of the terms, conditions or provisions of, or constitute a default, under, or permit the acceleration of rights under or termination of, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of Indebtedness, or other agreement of the Maker or any of its subsidiaries, or the organizational documents of Maker or any of its subsidiaries, or any rule or regulation of any court or federal, state, local or foreign board or body or administrative agency having jurisdiction over the Maker or any of its subsidiaries, or over its property or business

(c)      Issuance of Shares. The Notice Shares are duly authorized and reserved for issuance and, upon conversion of the Note in accordance with its respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Maker and will not impose personal liability upon the holder thereof.

(d)      Acknowledgment of Dilution. The Maker understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Notice Shares upon conversion of this Note. The Maker further acknowledges that its obligation to issue Notice Shares upon conversion of this Note is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Maker.

(c)      Acknowledgement of Current Financial Statements. The Maker acknowledges that during the existence of this Note, it will not be late or delinquent in filing its financial statements with the requisite reporting bodies.

(d)      Negative Covenants. So long as any portion of this Note is outstanding, the Maker will not and will not permit any of its subsidiaries to directly or indirectly, unless confirmed to in writing by the Holder: (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder or (ii) enter into any agreement with respect to any of the foregoing.

ARTICLE IV.

EVENTS OF DEFAULT

Section 4.1. Default. The following events shall be defaults under this Note: (“Events of Default”):

(a)      default in the due and punctual payment of all or any part of any payment of interest or the Principal Amount as and when such amount or such part thereof shall become due and payable hereunder;

(b)      failure on the part of the Maker duly to observe or perform in all material respects any of the covenants or agreements on the part of the Maker contained herein (other than those covered by clause (a) above) for a period of 5 business days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Maker remedy the same, shall have been given by the Holder by registered or certified mail, return receipt requested, to the Maker;

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(c)      any representation, warranty or statement of fact made by the Maker herein or in any other written statement, report, financial statement or certificate made or delivered to the Holder when made or deemed to have been made, false or misleading in any material respect; provided, however, that such failure shall not result in an Event of Default to the extent it is corrected by the Maker within a period of 5 business days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Maker remedy same, shall have been given by the Holder by registered or certified mail, return receipt requested;

(d)      any of the following actions by the Maker or any of its subsidiaries pursuant to or within the meaning of title 11 U.S. §727 or any similar federal or state law for the relief of debtors (collectively, the “Bankruptcy Law”): (A) commencement of a voluntary case or proceeding, (B) consent to the entry of an order for relief against it in an involuntary case or proceeding, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law (each, a “Custodian”), of it or for all or substantially all of its assets, (D) a general assignment for the benefit of its creditors, or (E) admission in writing of its inability to pay its debts as the same become due;

(e)      entry by a court of competent jurisdiction of an order or decree under any Bankruptcy Law that: (A) is for relief against the Maker or any of its subsidiaries in an involuntary case, (B) appoints a Custodian of the Maker or any of its subsidiaries or for all or substantially all of the assets of the Maker or any of its subsidiaries, or (C) orders the liquidation of the Maker or any of its subsidiaries, and such order or decree remains unstayed and in effect for 60 days;

(f)      the Maker or any subsidiary shall materially default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $1,000,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

(g)      the Maker shall fail for any reason to deliver Notice Shares to Holder prior to the tenth (10th) Business Day after a Conversion Date or the Maker shall provide at any time notice to the Holder, including by way of public announcement, of the Maker’s intention to not honor requests for conversions of the Note in accordance with the terms hereof

Section 4.2. Remedies Upon Default. Upon the occurrence of an event of default by Maker under this Note or at any time before default when the Holder reasonably feels insecure, then, in addition to all other rights and remedies at law or in equity, Holder may exercise any one or more of the following rights and remedies:

a.      Accelerate the time for payment of the outstanding principal amount of this Note, plus accrued but unpaid interest and all other amounts payable under this Note through the date of acceleration by written notice thereof to Maker, whereupon all such amounts shall be immediately due and payable in cash. In connection with such acceleration described herein, the Holder need not provide, and the Maker hereby waives, any presentment, demand, protest or other notice of any kind.

b.      Pursue any and all other rights or remedies available to Holder at law or in equity.

c.      Receive liquidated damages of $500 per day (from the date all accrued and unpaid interest is due hereunder through and including the date of actual payment in full) in the event of an Event of Default by the Maker pursuant to Section 4.1 herein.

Section 4.3. Payment of Costs. The Maker shall reimburse the Holder, on demand, for any and all reasonable costs and expenses, including reasonable attorneys’ fees and disbursement and court costs, incurred by the Holder in collecting or otherwise enforcing the terms and conditions of this Note or in attempting to collect or enforce the terms and conditions of this Note.

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Section 4.4. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy available to Holder under applicable law, and every such right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. No delay or omission of the Holder to exercise any right or power accruing upon any Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

Section 4.5. Waiver of Past Defaults. The Holder may waive any past default or Event of Default hereunder and its consequences but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 4.6. Waiver of Presentment etc. The Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein.

ARTICLE V.

MISCELLANEOUS

Section 5.1. Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be 450 7th Ave., Suite 609, New York, NY 10123; and the address of the Maker shall be 100 Crescent Court, Ste 700, Dallas, TX 75201. Both the Holder or its assigns and the Maker may change the address for service by delivery of written notice to the other as herein provided.

Section 5.2. Amendment. This Note and any provision hereof may be amended only by an instrument in writing signed by the Maker and the Holder.

Section 5.3. Assignability. This Note shall be binding upon the Maker and its successors and assigns and shall inure to be the benefit of the Holder and its successors and assigns; provided, however, that so long as no Event of Default has occurred, this Note shall only be transferable in whole subject to the restrictions contained in the restrictive legend on the first page of this Note.

Section 5.4. Governing Law. This Note and the rights and obligations of the Holder and Maker hereunder shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of laws principles thereof.

Section 5.5. Replacement of Note. The Maker covenants that upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note (or any replacement thereof), and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Note, if mutilated, the Maker will make and deliver a new Note of like tenor.

Section 5.6. This Note shall not entitle the Holder to any of the rights of a stockholder of the Maker, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholder or any other proceedings of the Maker, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

Section 5.7. Omitted Intentionally.

Section 5.8. Severability. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby and shall be given full force and effect as far as possible.

Section 5.9. Headings. The headings of the sections, provisions and paragraphs of this Note are inserted for convenience of reference only and shall not affect in any way the meaning of such section, provisions and paragraphs or interpretation of this Note.

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Section 5.10. Counterparts. This Note may be executed in any number of counterparts, each of which shall be an original, but all of which shall be deemed to constitute one instrument.

Section 5.11. Successors and Assigns. Maker may not assign its rights or delegate its duties under this Note (by merger, consolidation, operation of law or otherwise) without the prior written consent of Holder and any purported assignment or delegation made without such consent shall be null, unenforceable and void ab initio. Holder may freely assign its rights under this Note without the prior written consent of Maker. Following any assignment by Holder of its rights under this Note, the assignee shall be deemed to be the “Holder” thereof.

Section 5.12. Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Agreement and the Note and any agreements executed in connection herewith or therewith.

Section 5.13 Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal of and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Maker.

Section 5.14 Collection Expenses. If Holder shall commence an action or proceeding to enforce this Note, then Maker shall reimburse Holder for its costs of collection and reasonable attorneys’ fees incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 5.15 Cumulative Rights and Remedies; Usury. The rights and remedies of Holder expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this. The election of Holder to avail itself of any one or more remedies shall not be a bar to any other available remedies, which Maker agrees Holder may take from time to time. If it shall be found that any interest due and hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law.

[Signature page to follow]

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IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Maker has executed this Note as of the date first written above.

Principal Solar Inc

/s/ K. Bryce Toussaint

K. Bryce Toussaint

Its: CEO

Acknowledged and Agreed:

GPL Ventures LLC.

/s/ Alexander Dillon

By: Alexander Dillon

Its: Partner

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EXHIBIT 1

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO:

Reference is made to the Convertible Promissory Note (the “Note”) issued to the undersigned by GPL Ventures LLC. In accordance with and pursuant to the terms and conditions of the Note, the undersigned hereby irrevocably elects to convert US$_______________________ of the Principal Amount (the
“Conversion Amount”) of the above Note into Shares of Common Stock of Principal Solar, Inc. (the “Shares”), according to the conditions stated therein, as of the Conversion Date written below. If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Maker in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Furthermore, prior to finalizing this issuance, upon being provided a conversion notice and opinion letter, please provide GPL Ventures LLC (via email) with:

i)	A copy of the certificate(s) to be issued pursuant to the Agreement(s) as of the date hereof;
ii)	The FedEx Priority Overnight tracking number (or a copy of the packing slip if available) for any physical certificate(s) to be issued

Conversion Date:

Applicable Conversion Price: $

Aggregate Conversion Amount to be converted:
US $

Amount of Note unconverted:
US $

Number of Shares of Common Stock to be issued:

Please issue the Shares into which the Note is being converted in the following name and to the following address:

Issue To

Tax I.D. or Soc. Sec. No:

Facsimile Number:

Holder:

By:

Title:
Dated:

11

Insert Checks / Proof of Wire Here

12

UNANIMOUS WRITTEN CONSENT OF DIRECTORS

OF PRINCIPAL SOLAR, INC.

THE UNDERSIGNED, being all the members of the Board of Directors of Principal Solar, Inc., a Delaware corporation (the “Corporation”), in order to obviate the necessity of holding a meeting, hereby waive the calling and holding of a meeting of the Board of Directors of the Corporation and approve the following resolutions by unanimous vote of all the members of the Board of Directors of the Corporation, and direct that the same be filed with the records of the Corporation:

WHEREAS, the Corporation is and will be in the future in need of funds and it is in the best interests of this Corporation to allow the assignment of a certain Convertible Notes as described herein;

NOW, THEREFORE, BE IT RESOLVED, that the Corporation is authorized to execute the acknowledgement to the Assignment and Assumption Agreement between GPL Ventures LLC and STEPHEN J. DAVIS whereby GPL Ventures is acquiring $377,633.00 of the debt due by the Corporation to STEPHEN J. DAVIS, and issuing a replacement Convertible Promissory Note to GPL Ventures in the Principal Amount of $377,633.00 respectively.

FURTHER RESOLVED, that the Officer of this Corporation be and hereby is authorized and directed to execute and deliver the aforementioned Assignment and Assumption Agreement and to issue a replacement Convertible Promissory Notes to GPL Ventures LLC in the principal amount of $377,633.00, in such form, substance and content as may be necessary, said Officer’s execution and delivery thereof on behalf of this Corporation to be conclusive evidence of said Officer’s approval; and

FURTHER RESOLVED, that the Officer is hereby authorized to do such further acts and things and execute any and all documents and instruments, both original and amendatory, of every kind and character on behalf of the Corporation as may be necessary or appropriate, in said Officer’s judgment, to carry out the terms of the aforementioned Assignment and Assumption Agreement and carry out the purpose of these Resolutions; and

FURTHER RESOLVED, that any indebtedness heretofore contracted and any contracts, agreements or notes heretofore made with the Purchaser on behalf of this Corporation and all acts of the Officer or of other officers or agents of this Corporation in connection with such indebtedness or such contracts, agreements or notes are hereby ratified and confirmed; and

FURTHER RESOLVED, that in express contemplation of action by the Purchaser in reliance hereon, the Secretary of this Corporation be and is hereby authorized and empowered to certify to the Purchaser(s) a copy of these Resolutions, and that the Purchaser(s) may consider the Officer to continue in office and these Resolutions to remain in full force and effect until written notice to the contrary shall be received by the Purchaser(s) from this Board of Directors;

FURTHER RESOLVED, that the issuance of the replacement Notes and the shares underlying the replacement Notes are authorized and approved; and

FURTHER RESOLVED, that the shares of common stock underlying the Notes when issued upon conversion of the Notes, shall be fully paid, validly issued and non-assessable.

This Unanimous Written Consent of Directors may be executed in any number of counterparts, and it shall not be necessary that the signatures of all Directors be contained on any one counterpart hereof, each counterpart shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, we have caused this instrument to be duly executed this 15th of May, 2020.

/s/ K BRYCE TOUSSAINT	, Director
K BRYCE TOUSSAINT

, Director

, Director

13

CORPORATE RESOLUTION OF THE

BOARD OF DIRECTORS OF PRINCIPAL SOLAR, INC.

We, the undersigned, do hereby certify that at a meeting of the Board of Directors of Principal Solar, Inc., a Delaware corporation organized under the laws of the State of Delaware (the “Corporation”), duly held on May 15, 2020 at the offices of the Corporation, which said meeting no less than two directors were present and voting throughout, the following resolution, upon motions made, seconded and carried, was duly adopted and is now in full force and effect:

WHEREAS, the Board of Directors of the Corporation deem it in the best interests of the Corporation to enter into the Assignment and Assumption dated May 15, 2020 (the “Agreement”), in connection with the issuance of a convertible note of the Corporation, in the aggregate principal amounts of $377,633.00 (the “Note”), convertible into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note, along with an irrevocable letter agreement with National Securities Administrators Ltd the Corporation’s transfer agent, with respect to the reserve of shares of common stock of the Corporation to be issued upon any conversion of the Note; the issuance of such shares of common stock in connection with a conversion of the Note; and the indemnification of National Securities Administrators Ltd for all loss, liability, or expense in carrying out the authority and direction contained in the irrevocable letter agreement (the “Letter Agreement”);

NOW, THEREFORE, BE IT:

RESOLVED, that the Corporation is hereby authorized to enter into the Agreement, the Note and the Letter Agreement which provides in pertinent part: (i) reserve shares of common stock of the Corporation to be issued upon any conversion of the Note; (ii) issue such shares of common stock in connection with a conversion of the Note (issuance upon receipt of a notice of conversion of the holder of the Note) without any further action or confirmation by the Corporation; (iii) hereby authorizes the issuance of such number of shares as will be necessary to fully convert the note under its terms, including issuances subsequent to the initial conversion and/or those due under Section 2.2 of the Note, and any such shares shall be considered fully paid and non-assessable at the time of their issuance and (iv) the Corporation indemnifies National Securities Administrators Ltd, liability, or expense in carrying out the authority and direction contained in the Letter Agreement:

RESOLVED, that the proper officers of the Corporation be, and each of them individually hereby is, authorized, empowered and directed, from time to time, to take such additional action and to execute, certify and deliver to the transfer agent of the Corporation, as any appropriate or proper to implement the provisions of the foregoing resolutions:

The undersigned, do hereby certify that we are members of the Board of Directors of the Corporation; that the attached is a true and correct copy of resolutions duly adopted and ratified at a meeting of the Board of Directors of the Corporation duly convened and held in accordance with its by-laws and the laws of the State of Delaware, as transcribed by us from the minutes; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

IN WITNESS WHEREOF, We have hereunto set our hands as CEO and Members of the Board of Directors of the Corporation.

Dated: MAY 15, 2020

Members of the Board:

/s/ K. Bryce Toussaint
Title: CHAIRMAN	Title:

Title:	Title:

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National Securities Administrators Ltd
Attention: Transfer Department
777 Hornby Street, Suite 760
Vancouver, BC, Canada V6Z 1S4

May 15, 2020

Ladies and Gentlemen:

Principal Solar, Inc., a Delaware corporation (the "Company") and GPL Ventures LLC (the "Investor") have entered into a Securities Purchase Agreement (the "Agreement") dated as May 15, 2020, providing for the issuance of the Convertible Promissory Notes in the principal amount of $377,633.00 (the "Notes").

A copy of the Notes is attached hereto. You should familiarize yourself with your issuance and delivery obligations, as Transfer Agent, contained therein. The shares to be issued are to be registered in the names of the registered holder of the securities submitted for conversion or exercise.

You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of common stock (“Common Stock”) of the Company (initially, 80,000,000 shares of Common Stock for the subject Notes) for issuance upon full conversion of the convertible promissory notes referenced herein in accordance with the terms thereof.

The ability to convert the Notes in a timely manner is a material obligation of the Company pursuant to the Agreement and the Notes. Your firm is hereby irrevocably authorized and instructed to issue shares of Common Stock of the Company (without any restrictive legend) to the Investor without any further action or confirmation by the Company (from the Company’s authorized but unissued treasury shares, but in the event there are insufficient treasury shares of Common Stock to accommodate a Conversion Notice (defined below) your firm and the Company agree that the Conversion Notice should be completed using of Common Stock that the Company has reserved for the Investor) by either (i) electronically by crediting the account of a Prime Broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, provided that the Company has been made FAST/DRS eligible by DTCC (DWAC), or (ii) in certificated form without any legend which would restrict the transfer of the shares, and you should remove all stop-transfer instructions relating to such shares: (A) upon your receipt from the Investor dated within 90 days from the date of the issuance or transfer request, of: (i) a notice of conversion ("Conversion Notice") executed by the Investor (for either the initial share issuance or subsequent share issuances, including those pursuant to Section 2.2 of the Note); and (ii) an opinion of counsel of the Investor, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer agent), to the effect that the shares of Common Stock of the Company issued to the Investor pursuant to the Conversion Notice are not "restricted securities" as defined in Rule 144 and should be issued to the Investor without any restrictive legend; and (B) the number of shares to be issued is less than 9.99% of the total issued common stock of the Company.

The Company hereby requests that your firm act immediately, without delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Stock pursuant to any Conversion Notices received from the Investor (for either the initial share issuance or subsequent share issuances, including those pursuant to Section 2.2 of the Note). Additionally, the Company hereby requests that upon the Investor’s request, your firm provide them with the share structure of the Company, including issued and outstanding, authorized, and public float.

The Investor and the Company understands that National Securities Administrators Ltd shall not be required to perform any issuances or transfers of shares if (a) the Company or request violates, or be in violation of, any terms of the Transfer Agent Agreement, (b) such an issuance or transfer of shares be in violation of any state or federal securities laws or regulation or (c) the issuance or transfer of shares be prohibited or stopped as required or directed by a court order.

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The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing irrevocable instructions and does hereby extend the Company’s irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Company agrees that in the event that the Transfer Agent resigns as the Company’s transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within five (5) business days. The Investor and the Company agree that the Transfer Agent shall not be required to perform any issuances or transfers of shares as of the date of the termination of the transfer agreement. The Company may not terminate the Transfer Agent as the Company’s Transfer Agent without express written consent of the Investor.

The Investor is intended to be and are third party beneficiaries hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

Very truly yours,

Principal Solar, Inc.

/s/ K. Bryce Toussaint
Acknowledged and Agreed:	K. Bryce Toussaint
GPL Ventures LLC	CEO
By: /s/ Alexander Dillon
Name: Alexander Dillon
Title: Managing Member

Acknowledged and Agreed:

National Securities Administrators Ltd

By:_________________________________

Name:

Title:

16

Assignment and Assumption Agreement

THIS AGREEMENT (the “Agreement”) is made as of the Effective Date below by and between the undersigned assignor ("Assignor" or the "Company") and the undersigned assignee ("Assignee," and together with Assignor, the "Parties," and each, a “Party”) and is joined in by the subject trading company, on the signature page hereof, for the express purpose stated.

W I T N E S E T H:

WHEREAS, the Assignor holds debt in the aggregate principal amount stated on the signature page (the "Debt") in the trading company identified below, which Debt arose more than twelve (12) months ago and:

WHEREAS, the Assignor wishes to assign and transfer its rights in the Debt to the Assignee and the Assignee wishes to accept such assignment, all subject to the terms and conditions herein;

NOW, THERFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Parties and trading company agree as follows:

1.	Nature of Debt. The Assignor represents that the Assignor is not and has not been, an officer, Director or 10% or more shareholder of the trading company and in acting as a non-affiliate is not restricted from assigning this Debt and also the Debt is a non contingent liquidated obligation owed to it that was created and became valid in excess of twelve months prior to this date and that there are no obligations or liabilities of any kind remaining due from the Assignor that would be a condition to the validity or collection of the Debt and that the Assignee by purchasing such Debt does not become obligated to perform any of the past agreements, if any, of any nature, owed by the Assignor to the trading company. Further, as part of the assignment of the Debt, the Assignee acquires all contemplated conversion rights into common stock of the trading company, of the Assignor, and the beneficial ownership and right to same relating back. Assignor also represents that from the time the Debt was created, regardless of how it was documented at that time or subsequently, the Assignor, with the cooperation of the trading company, could have obtained a consolidation of the Debt into a promissory note, debenture or similar instrument. Also, the Assignor confirms that it was the understanding with the Company, that the Debt could be converted into shares of common stock in the Company to settle the Debt, over 12 months past.

2.	Assignment of Debt. Subject to the terms and conditions set forth herein, Assignor hereby assigns, sells, grants, conveys and transfers to Assignee, and Assignee hereby accepts, purchases and acquires from Assignor, all of Assignor’s right, title and interest in and to the Debt, confirmation of which is attached hereto as Attachment A, including all rights. As consideration for such Assignment, Assignee shall pay Assignor the amount on the signature page hereof being the "Assignment Payment.” As part of the Debt assignment, Assignor shall transfer all related supportive documents to the Assignee and all UCC and other financing rights, but in no event is the Assignee required to investigate or verify the Debt or supportive documents since it is a commercial representation by the Assignor that the Debt is real and support is true and complete.

3.	Assignor Bound. Assignor hereby accepts the foregoing assignment and transfer and promises to be bound by and upon all the covenants, agreements, terms and conditions set forth therein.

4.	Successors and Assigns; Assignments. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided that no Party, except Assignee, shall assign or transfer all or any portion of this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, and any such attempted assignment shall be null and void and of no force or effect.

5.	Assigning Party’s Representations and Warranties. Assignor warrants and represents that it/he/she has good title to said Debt, free and clear of any lien, security interest, charge or encumbrance [except as disclosed on Schedule 1], full authority to sell and transfer same, that any shareholder or Board of Director approval of the Assignor has been obtained and that said Debt is being sold free and clear of all liens, encumbrances, liabilities and adverse claims, of every nature and description. Assignor further warrants that it shall fully defend, protect, indemnify and save harmless the Assignee and its lawful successors and assigns from any and all adverse claim. that may be made by any party against said Debt. Assignor represents and understands that it assigns any and all Debentures and similar instruments and conversion rights that would be from the trading company to the Assignor to the Assignee to use and hold as it determines. Assignor further represents and warrants that it has taken all necessary corporate action to authorize the execution of this Agreement by its representative whose signature is set forth at the end hereof. Assignor represents and warrants that it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder. Assignor further represents that when executed and delivered by it, this Agreement will constitute the legal, valid and binding obligations of Assignor, enforceable against it in accordance with its terms and not subject to defenses.

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6.	Waiver. Any Party hereto shall have the right to waive compliance by the other of any term, condition or covenant contained herein. Such waiver shall not constitute a waiver of any subsequent failure to comply with the same or any different term, condition or covenant. No waive, however, is valid unless in writing and the other Party is notified of same, except if the waiver is from the assignee and relates to any dealing between the trading company and the Assignee in which case notice to the Assignor is not relevant.

7.	Governing Law and Venue. The laws of the State of New York, without reference to its conflict of laws principles, shall govern this Agreement and the sole venue for any suit relating hereto shall be a court in New York County, New York.

8.	Further Representations. The Assignee and Assignor represent they are both: (1) an "accredited investors" within the meaning of Rule 501 of Regulation D promulgated in relation to the Securities Act of 1933, as amended (the “Securities Act”), and (2) sophisticated and experienced in making investments, and (3) capable, by reason of their business and financial experience, of evaluating the relative merits and risks of an investment in the securities, and (4) they are able to afford the loss of investment in the securities.

9.	Interpretation. Wherever the context shall require, all words herein in the masculine gender shall be deemed to include the feminine or neuter gender, all singular words shall include the plural, and all plural shall include the singular.

10.	Further Assurances. From and after the date of this Agreement, Assignor agrees to execute whatever additional documentation or instruments as are necessary to carry out the intent and purposes of this Agreement or to comply with any law.

11.	Waiver. The failure of any Party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein, shall not be construed as a waiver or relinquishment of any other condition, promise, agreement or understanding set forth herein or of the right to insist upon strict performance of such waived condition, promise, agreement or understanding at any other time.

12.	Expenses. Except as otherwise expressly provided herein, each Party hereto shall bear all costs and expenses incurred by each such Party in connection with this Agreement and in the consummation of the transactions contemplated hereby and in preparation thereof, including without limitation, fees and disbursements of counsel, financial advisors and accountants, whether or not the closing of this Agreement has occurred.

13.	Amendments. This Agreement may only be amended or modified at any time, and from time to time, in writing, executed by the Parties hereto.

14.	Notices. Any notice, consent, claim, demand, waiver, communication, request, reply or advice (hereinafter severally and collectively called "Notice") in this Agreement provided or permitted to be given, shall be made or be served by delivering same by overnight mail or by delivering the same by a hand-delivery service, such Notice shall be deemed given when so delivered. For all purposes of Notice, the addresses of the Parties shall be the last known address of the Party. Assignor agree to cooperate in respect of this Agreement, including reviewing and executing any document necessary for the performance of this Agreement, to comply with law or as reasonably requested by any Party hereto, or legal counsel to any party hereto. Representations of the Assignor shall survive the closing of this Agreement.

15.	Headings. The paragraph headings of this Agreement are for convenience of reference only and do not form a part of the terms and conditions of this Agreement or give full notice thereof.

16.	Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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17.	Entire Agreement; Amendments. This Agreement contains the entire understanding between the Parties, no other representations, warranties or covenants having induced either Party to execute this Agreement, and supersedes all prior or contemporaneous agreements with respect to the subject matter hereof. This Agreement may not be amended or modified in any manner except by a written agreement duly executed by the Party to be charged, and any attempted amendment or modification to the contrary shall be null and void and of no force or effect.

18.	Joint Drafting. The Parties agree that this Agreement hereto shall be deemed to have been drafted jointly by all Parties hereto, and no construction shall be made other than with the presumption of such joint drafting.

19.	Counterparts. This Agreement may be executed by the Parties hereto in one or more counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument. In lieu of the original documents, a facsimile transmission or copy of the original documents shall also be as effective and enforceable as the original.

20.	Installment Payments. It is hereby agreed that in the event any Installment Payment noted above is not paid by bank transfer within 10 business days of the Due Date, for any reason, then at the option of the Assignor this Agreement may be immediately cancelled and sent to GPL Ventures LLC in writing to reflect an assignment amount of the amount actually paid to date of cancellation. Upon cancellation of assignment made under this Agreement, the Note and the debt under the note will revert back to the Assignor and the Assignor has the right to treat this Agreement as rescinded and to revert to all its rights under the Assigned Loan Agreement. Upon the rescission of this Agreement, any installments it has paid to the Assignor shall be applied towards the Debt. The only recourse against Assignee for nonpayment shall be rescission.

21.	Remaining Purchase Option. The Assignee shall have a binding option (the “Option”), at its sole discretion, to purchase, through the Escrow Agent, the remaining Aggregate Principal and Accrued but Unpaid Interest in this debt held by the Assignor. The Assignee has the right to exercise its Option in one or many subsequent assignments of the remaining debt. The Option will expire in one (1) year from the Effective Date. The Assignor shall waive its right to sell, assign or dispose of any remaining Principal and Accrued but Unpaid Interest to any third party besides the Assignee during the duration of this Option.

Each of the Parties hereto has caused this Assignment and Assumption Agreement to be executed as of Effective Date below.

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Effective Date: May 15, 2020

Original Issue Date of Assigned Note: December 22, 2014

Amount of Debt: $377,633.00 (that consists $250,000.00 of principal and $127,633.00 of interest)

Payment Schedule as follows:

$377,633.00 — deposited into an escrow account pursuant to an Escrow Agreement between the Assignee and Assignor. (that consists $250,000.00 of principal and $127,633.00 of interest)

Name of Trading Company: Principal Solar, Inc. (PSWW)

Name of Assignor: STEPHEN J. DAVIS

Name of Assignee: GPL Ventures, L.L.C.

Assignee:	Assignor:

GPL Ventures, L.L.C.	STEPHEN J. DAVIS

By: /s/ Alexander Dillon	/s/ Stephen J. Davis
Print Name: Alexander Dillon	Print Name: Stephen J. Davis
Its: Partner	Its: Shareholder

The undersigned trading company hereby joins in for the following express purposes: it hereby agrees and confirms the statements as to the past and current nature of the debt and relationship with the Assignor is true and complete, and that it approves of the Assignment stated above and has all necessary Board of Director and Shareholder approval, if any, needed.

Principal Solar, Inc.

By: /s/ K. Bryce Toussaint

     Print: K. Bryce Toussaint

     Its: CEO

Effective Date: May 15, 2020

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STATEMENT OF NON-AFFILIATION

To:

National Securities Administrators Ltd

Attention: Transfer Department

777 Hornby Street, Suite 760

Vancouver, BC, Canada V6Z 1S4

From:	STEPHEN J. DAVIS
/s/ Stephen J. Davis

Email:
Phone:

RE: Principal Solar, Inc. (PSWW)

Ladies and Gentlemen:

The undersigned is delivering to you securities of the above-captioned issuer as follows:

#SHARES

The securities being delivered to you are restricted securities within the meaning of Rule 144(a)(3). These securities were acquired in a private, non-registered transaction and consequently contain a legend restricting their transfer.

In order to induce you and the Issuer to permit the removal of the restrictive legend from the above-described securities, the undersigned makes the following representations:

The undersigned confirms it is the beneficial owner of the securities from which it seeks to have the restrictive legend removed, except as follows:

The undersigned confirms that it is not an officer, director, control person, or beneficial owner of more than 10% of any class of security of the Issuer and it is not and has not been during preceding three months an affiliate of the Company as that term is defined by Rule 144(a) (I) of the Securities Act of 1933, as amended (the "Act").

The Issuer is not nor has it been during the past 12 months a blank check or "shell" company as those terms are defined in Rule 144(i).

The undersigned confirms that it is not an underwriter with respect to the securities of the Issuer, nor will the proposed transaction be part of a distribution of securities, as those terms are used in Section 2(11) of the Act.

The undersigned confirms that the current public information requirements of Rule 144(c) have been met and are available.

The undersigned confirms that it is not aware of any material non-public information regarding the Issuer.

The undersigned confirms that all information furnished herein is true, accurate and complete. The undersigned further confirms that in the event of a change of any information contained herein, or in the event any information shall come into its possession which would indicate that the information contained herein is not accurate or complete, it shall immediately inform you of such change or information in writing.

Signed:/s/ Stephen J. Davis

Date: 5/21/20

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Principal Solar, Inc.

100 Crescent Court, Ste 700

Dallas, TX 75201

The undersigned, K. Bryce Toussaint, is the duly elected Chief Executive Officer of Principal Solar, Inc., a Delaware corporation (the “Company”).

I hereby warrant and represent that I have undertaken a complete and thorough review of the Company’s corporate and financial books and records including, but not limited to the Company’s records relating to the following:

(A)	that certain convertible note dated December 22, 2014 (the “Original Note Issuance Date”) to STEPHEN J. DAVIS (the “Original Investor”) by the Company in the original principal amount of two hundred fifty thousand dollars ($250,000) is a valid debt and current outstanding obligation of the Company;

(C)	the Company’s Board of Directors’ resolutions in which its Board duly approved the issuance of the Original Note to the Original Investor and the Exchange Note to GPL Ventures LLC.

(D)	the Company’s Board of Directors’ resolutions in which its Board duly approved the terms of that certain Note Purchase Agreement by and between STEPHEN J. DAVIS and GPL Ventures LLC, dated May 15, 2020.

(E)	The Company’s officers and directors have not entered into or given any commitment contemplating the receipt or acceptance of any said consideration arising out of or relating to the issuance of the Exchange Note.

(F)	To the best of my current knowledge and after completing the aforementioned review of the Company’s shareholder and corporate records, I am able to certify that STEPHEN J. DAVIS is not an officer, director, or directly or indirectly, ten percent (10.00%) or more stockholder of the Company and said person have not had any such status in the one hundred fifty (150) days immediately preceding the date of this Certificate.

(G)	To the best of my current knowledge and after completing the aforementioned review of the Company’s shareholder and corporate records, I am able to certify that GPL Ventures LLC and its partners and management are not officers, directors, or directly or indirectly, ten percent (10.00%) or more stockholders of the Company and none of said persons have had any such status in the one hundred fifty (150) days immediately preceding the date of this Certificate.

(I)	I understand the constraints imposed under Rule 144 on those persons who are or may be deemed to be “affiliates,” as that term is defined in Rule 144(a)(1) of the 1933 Act.

(J)	I understand that all of the representations set forth in this Certificate will be relied upon by counsel to GPL Ventures LLC in connection with the preparation of a legal opinion claiming the exemption provided by Rule 144 of the Securities Act of 1933, as amended.

(K)	I represent to the best of my current knowledge that Principal Solar, Inc. has not been a shell corporation during the last year nor since its inception.

I hereby affix my signature to this Notarized Certificate and hereby confirm the accuracy of the statements made herein.

Signed: /s/ K. Bryce Toussaint                                                                                            Date: May 15, 2020

Name: K. Bryce Toussaint

Title: CEO

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